EXHIBIT 99.2

CONNECTION SYSTEMS

UNAUDITED COMBINED CONDENSED BALANCE SHEET

October 2, 2005

(Dollars in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$—
Accounts receivable, less allowance for doubtful accounts of $999	63,859
Accounts receivable – related party	452
Inventories, net	52,546
Prepayments and other current assets	7,030

Total current assets	123,887

Net property, plant and equipment	100,404
Goodwill	47,029
Other assets	2,620

Total assets	$273,940

LIABILITIES
Current liabilities:
Accounts payable	$21,323
Accrued expenses and other current liabilities	24,486
Income taxes payable	656
Deferred revenue and customer advances	1,044

Total current liabilities	47,509

Total liabilities	47,509

Commitments and contingencies (Note H)

PARENT COMPANY INVESTMENT
Parent company investment	226,431

Total liabilities and parent company investment	$273,940

See accompanying notes to unaudited combined condensed financial statements.

CONNECTION SYSTEMS

UNAUDITED COMBINED CONDENSED STATEMENTS OF OPERATIONS

Nine months ended October 2, 2005 and October 3, 2004

(Dollars in thousands)

	2005	2004

Net revenue:
Products	$282,601	$288,639
Related party product revenues	6,906	24,186

Total net revenue	289,507	312,825
Cost of revenues:
Cost of products	239,120	250,435

Gross profit	50,387	62,390

Operating expenses:
Engineering and development	8,300	8,824
Selling and administrative	30,397	31,659
Restructuring and other charges	7,736	616
Gain on sale of a business	(612)	(865)

Income from operations	4,566	22,156

Interest expense, net	27	94
Other expense	(464)	273

Income before income taxes	5,003	21,789
Provision for income taxes	595	723

Net income	$4,408	$21,066

See accompanying notes to unaudited combined condensed financial statements.

CONNECTION SYSTEMS

UNAUDITED COMBINED CONDENSED STATEMENTS OF CASH FLOWS

For the nine months ended October 2, 2005 and October 3, 2004

(Dollars in thousands)

	2005	2004

Cash flows from operating activities:
Net income	$4,408	$21,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,847	19,179
Gain on sale of business	(612)	(865)
Impairment of long-lived assets	1,421	—
Net change in non cash components of working capital	(13,251)	(25,010)
Net cash provided by operating activities	9,813	14,370

Cash flows from investing activities:
Investments in property, plant and equipment	(19,535)	(5,327)
Proceeds from sale of business	612	865

Net cash used for investing activities	(18,923)	(4,462)

Cash flows from financing activities:
Transfer from (to) Parent	10,499	(8,580)
Payments under capital lease obligations	(1,389)	(1,326)

Net cash provided by (used for) financing activities	9,110	(9,906)

Decrease in cash and cash equivalents	$—	$—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

Supplementary disclosure of cash flow information:
Cash paid during the year for:
Interest	$27	$94

See accompanying notes to unaudited combined condensed financial statements.

CONNECTION SYSTEMS

NOTES TO UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

(Dollars in thousands)

A.    THE BUSINESS

The accompanying combined condensed financial statements are those of Teradyne Connection Systems (“Connection Systems” or the “Company”). Connection Systems is a division of Teradyne, Inc. (the “Parent”). The accompanying combined condensed financial statements include all assets, liabilities and expenses directly attributable to Connection Systems, as well as reasonable estimated allocations of corporate, general and administrative assets, liabilities, and other functions and services provided by the Parent. Connection Systems is a leader in high performance connection systems, including designing and manufacturing backplane systems, high-speed, high-density connectors and printed circuit boards.

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The amounts set forth in the accompanying combined condensed financial statements of the Company are unaudited as of October 2, 2005 and for the nine months ended October 2, 2005 and October 3, 2004, however, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such interim financial statements have been included. Such results are not necessarily indicative of results for the full year. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying financial statements of the Company should be read in conjunction with the audited financial statements for the year ended December 31, 2004 and include the assets, liabilities, operating results and cash flows of the business as included in the historical financial statements of the Parent. Connection Systems’ costs and expenses include allocations from the Parent for centralized information technology, employee benefits, legal, accounting, real estate, insurance, treasury, financing and other corporate and infrastructure costs, as well as allocations for profit sharing and variable compensation (See Note H). The financial information included herein may not necessarily reflect the combined condensed financial position, operating results, changes in invested equity and cash flows of Connection Systems in the future or what they would have been had Connection Systems been a separate, stand-alone entity during the periods presented. Because a direct ownership relationship did not exist among all the various units comprising Connection Systems, the Parent’s net investment in Connection Systems is shown in lieu of stockholder’s equity in the financial statements.

Principles of Combination

The combined condensed financial statements include the accounts of Connection Systems. All significant intracompany transactions and balances have been eliminated in combination.

Inventories

Inventories, which include materials, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out basis) or net realizable value. On a quarterly basis, Connection Systems uses consistent methodologies to evaluate all inventory for net realizable value. Connection Systems records a provision for excess and obsolete inventory when such a write down is identified through the quarterly review process. The inventory valuation is based upon assumptions about future demand, product mix and possible alternative uses. Inventories, net of related reserves, as of October 2, 2005, consisted of:

Raw materials	$35,949
Work in progress	6,219
Finished goods	10,378

$52,546

C.    RISKS AND UNCERTAINTIES

Connection Systems future results of operations involve a number of risks and uncertainties. These factors include, but are not limited to, the slowdown in economies worldwide, current geopolitical turmoil, the continuing threat of domestic and international terrorist attacks, the current and anticipated market for electronics, risks associated with any measures Connection Systems has taken to address the past slowdown in the market, Connection Systems’ ability to address a rapid increase in customer demand, failure to adequately protect Connection Systems’ intellectual property rights, failure to develop new technologies and customers’ failure to accept new products, risks associated with acquisitions and divestitures, material litigation, competition, including new product introductions from Connection Systems’ competitors and competitive pricing pressures, risks of operating internationally, risks associated with an inability to attract and retain key employees, risks associated with Connection Systems’ suppliers’ failure to meet product or delivery requirements, risks associated with, among other things, obligations and potential liabilities under environmental laws and regulations, changes in product revenue mix, the ability of Connection Systems’ suppliers and subcontractors to meet product and delivery requirements, the timing and level of customer orders received which can be shipped in a quarter and the timing of investments in engineering and development.

D.    COMMITMENTS AND CONTINGENCIES

Legal Claims

On April 30, 2004, Hampshire Equity Partners II, LP (“HEP”) filed a complaint against the Parent and Connection Systems in the United States District Court of the Southern District of New York, relating to HEP’s February 21, 2001 investment of $55 million in Connector Service Corporation (aka AMAX Plating, Inc.) (“CSC”), a supplier to Connection Systems at the time. After CSC filed for bankruptcy protection, HEP brought suit against the Parent and Connection Systems asserting fraud and negligence based claims, and a claim for intentional interference with economic opportunity, relating to statements that a Connection Systems representative made to HEP’s agent during the due diligence that HEP conducted prior to its February 2001 investment in CSC. HEP sought to hold the Parent and Connection Systems responsible for its decision to invest in CSC, the losses that it suffered upon the bankruptcy of CSC and damages for an unstated amount of not less than $55 million. On June 17, 2004, the Parent and Connection Systems filed a motion to dismiss HEP’s complaint in its entirety. On or about April 7, 2005, the District Court entered an order allowing the Parent’s motion to dismiss in full and denied HEP leave to amend and re-file its complaint. On May 6, 2005, HEP filed a notice of appeal from the District Court’s order to dismiss. Hearings for oral appellate arguments began on December 12, 2005 before the U.S. Court of Appeals for the Second Circuit. The Court of Appeals issued its order in December of 2005 denying HEP’s appeal and affirming the District Courts order to dismiss.

On September 5, 2001, after the Parent’s August 2000 acquisition of Herco Technology Corp. and Perception Laminates, Inc., the former owners of those companies filed a complaint against the Parent and two of its executive officers, including the President of Connection Systems, in the Federal District Court in San Diego, California. Pursuant to motions filed by the Parent and the plaintiffs, the District Court dismissed certain of the plaintiffs’ claims, granted partial summary judgment against them with respect to the breach of contract claims and denied the plaintiffs’ motion for reconsideration. The only claim that remained before the District Court from the original complaint related to an allegation of fraud in connection with the setting of the transaction price. On December 27, 2004, the plaintiffs voluntarily stipulated to the dismissal with prejudice of their remaining claim in the District Court, without having received any payment or other consideration from the Parent. On February 2, 2005, the plaintiffs filed a notice of appeal from the District Court’s prior orders. The appeal is now pending before the U.S. Court of Appeals for the Ninth Circuit.

In 2001, the Parent was designated as a “potentially responsible party” (“PRP”) at a clean-up site in Los Angeles, California. This claim arises out of the Parent’s acquisition of Perception Laminates, Inc. in August 2000. Prior to that date, Perception Laminates had itself acquired certain assets of Alco Industries Inc. under an asset purchase agreement dated July 30, 1992. Neither the Parent nor Perception Laminates have ever conducted any operations at the Los Angeles site. The Parent has asked the State of California to drop the PRP designation, but California has not yet agreed to do so.

The Parent and Connection Systems believe that they have meritorious defenses against the above unsettled claims and intend to vigorously contest them. While it is not possible to predict or determine the outcomes of the unsettled claims or to provide possible ranges of losses that may arise, the Parent and Connection Systems believe the losses associated with these actions will not have a material adverse effect on their consolidated financial position or liquidity, but could possibly be material to their consolidated results of operations of any one period.

In addition, Connection Systems is subject to legal proceedings, claims and investigations that arise in the ordinary course of business such as, but not limited to, patent, employment, commercial and environmental matters. Although there can be no assurance, there are no such matters pending that Connection Systems expects to be material with respect to its business, financial position or results of operations.

Guarantees and Indemnification Obligations

Connection Systems enters into agreements in the ordinary course of business with customers, resellers, distributors, integrators and suppliers. Most of these agreements require Connection Systems to defend and/or indemnify the other party against intellectual property infringement claims brought by a third party with respect to Connection Systems’ products. From time to time, Connection Systems also indemnifies customers and business partners for damages, losses and liabilities they may suffer or incur in connection with personal injury, personal property damage, product liability and environmental claims relating to the use of Connection Systems’ products and services or resulting from the acts or omissions of Connection Systems, its employees, authorized agents or subcontractors. On occasion, Connection Systems has also provided guarantees to customers regarding the performance of its products in addition to the warranty described below.

As a matter of ordinary business course, Connection Systems warrants that its products will substantially perform in accordance with its standard published specifications in effect at the time of delivery. Most warranties have a one-year duration commencing from shipment. A provision is recorded upon revenue recognition to cost of revenue for estimated warranty expense based upon historical experience. As of October 2, 2005, Connection Systems had a product warranty accrual of $0.4 million in other accrued liabilities. In addition, and in the ordinary course of business, Connection Systems provides minimum purchase guarantees to certain of its vendors to ensure continuity of supply against the market demand. Although some of these guarantees provide penalties for cancellations and/or modifications to the purchase commitments as the market demand decreases, most of the guarantees do not. Therefore, as the market demand decreases, Connection Systems re-evaluates these guarantees and determines what charges, if any, should be recorded.

Based on historical experience and information known as of October 2, 2005, except for product warranty, Connection Systems has not recorded any liabilities for these guarantees and obligations as of October 2, 2005 because no liabilities have been incurred.

E.     RETIREMENT PLANS

 Defined Benefit Pension Plans

The Parent has a defined benefit pension plan covering a majority of its U.S. employees. In addition, the Parent has an unfunded supplemental executive defined benefit plan in the United States to provide retirement benefits in excess of levels allowed by the Employment Retirement Income Security Act (“ERISA”) and the Internal Revenue Code (the “IRC”). The accompanying financial statements include an allocation of total pension expense and total pension liabilities based on the portion of the Parent’s plans which are estimated to be related to Connection Systems employees. Pension expense of $0.4 million is included in Connection Systems’ statements of operations for each of the nine months ended October 2, 2005 and October 3, 2004.

Benefits under these plans are based on employees’ years of service and compensation. The Parent’s funding policy is to make contributions to the plans in accordance with local laws and to the extent that such contributions are tax deductible. The assets of the U.S. defined benefit plan consist primarily of equity and fixed income securities.

Post Retirement Benefit Plans

In addition to receiving pension benefits, U.S. employees who meet retirement eligibility requirements as of their termination dates may participate in the Parent’s Welfare Plan, which includes death, medical and dental benefits up to age 65. Death benefits provide a fixed sum to retirees’ survivors and are available to all retirees. Substantially all of Connection Systems’ current U.S. employees could become eligible for these benefits, and the existing benefit obligation relates primarily to those employees. The accompanying financial statements include an allocation of total post retirement expense and total post retirement liabilities based on the portion of the Parent’s plan which is estimated to be related to Connection Systems employees. Post retirement benefit expense of $0.4 million and $0.5 million are included in the Connection Systems’ statement of operations for the nine months ended October 2, 2005 and October 3, 2004, respectively.

F.     SAVINGS PLAN

The Parent sponsors an employee retirement savings plan covering substantially all U.S. employees. Under the Parent’s savings plan, employees may contribute up to 15% of their compensation (subject to Internal Revenue Service limitations). The Parent annually matches employee contributions up to 6% of such compensation at rates ranging from 50% to 100% for employees in the defined benefit plan. For all other employees, the Parent annually matches up to 5% of such compensation at rates ranging from 100% to 150%. The Connection Systems employees’ contributions vest 25% per year for the first four years of employment, and contributions for those employees with four or more years of service vest immediately. The Parent has also established an unfunded supplemental savings plan to provide savings benefits in excess of those allowed by ERISA and the IRC. The provisions of this plan are the same as the savings plan. Under the Parent’s savings plans, amounts allocated to Connection Systems operations were $1.3 million and $1.8 million for the nine months ended October 2, 2005 and October 3, 2004, respectively.

G.    SEGMENT, GEOGRAPHIC AND SIGNIFICANT CUSTOMER INFORMATION

Connection Systems operates as one segment for the development and manufacturing of high bandwidth backplane assemblies and high density connectors.

	Nine Months Ended
	October 2, 2005	October 3, 2004
	(In thousands)
Revenues(1):
North America	$184,029	$189,911
Europe	42,450	43,472
South East Asia	59,497	77,293
Rest of the World	3,531	2,149
	$289,507	$312,825

(1)       Revenues are attributable to geographic areas based on location of customer site.

Because a substantial portion of Connection Systems’ revenue is derived from the sales of product manufactured in the United States, long-lived assets located outside the United States are less than 10% of total assets.

H.    RELATED PARTY TRANSACTIONS

Related Party Revenue

Connection Systems’ revenue from sales of products to the Parent was $6.9 million and $24.2 million for the nine months ended October 2, 2005 and October 3, 2004, respectively. The cost of products for the sales to the Parent was $6.6 million and $19.5 million for the nine months ended October 2, 2005 and October 3, 2004, respectively. The combined condensed balance sheet of Connection Systems includes accounts receivable from related party of $.5 million as of October 2, 2005 from the sales of products to the Parent.

Parent Allocations

Connection Systems’ costs and expenses include allocations from the Parent for centralized information technology, legal, accounting, employee benefits, real estate, insurance, treasury and other corporate and infrastructure costs, as well as allocations for profit sharing and variable compensation. These allocations have been determined on bases that Connection Systems and the Parent considered to be a reasonable reflection of the utilization of services provided or the benefit received by Connection Systems. The allocation methods include relative sales, headcount, salaries, square footage and usage. Allocated costs included in the statement of operations were as follows:

	Nine Months Ended
	October 2, 2005	October 3, 2004
	(In thousands)
Cost of products	$11,262	$12,699
Engineering and development	1,296	1,463
Selling and administrative	18,249	19,275

Total	$30,807	$33,437

Connection Systems’ employees participate in various Parent-sponsored employee benefit plans (See Notes E and F).

Connection Systems’ assets and liabilities include allocations from the Parent related to the centralized services provided by the Parent, including prepaid insurance premiums, cash surrender value of split dollar life policies for certain executives, general and administrative prepaid assets and accruals, such as prepaid maintenance fees and legal and audit fee accruals, and employee benefit related accruals. The combined condensed balance sheet of Connection Systems’ as of October 2, 2005 includes the following allocated assets and liabilities:

(In thousands)
Prepayments and other current assets	$761
Net property, plant and equipment	13,171
Other assets	2,505
Accrued expenses and other current liabilities	20,326

Parent Company Investment

Parent company investment consists of the Parent’s equity investment in Connection Systems. Changes in the Parent’s net investment represent the Parent’s transfer of its net investment in Connection Systems, after giving effect to the net earnings of Connection Systems plus (minus) net cash transfers to (from) the Parent. The Parent’s corporate debt and the related interest expense have not been allocated to the combined condensed financial statements.

I.      SUBSEQUENT EVENTS

On December 1, 2005, the Parent completed the sale of substantially all of the assets and certain of the liabilities of TCS to Amphenol Corporation for $384.7 million in cash, which includes a post-closing net asset value adjustment of approximately $5.3 million.